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                                                                 EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual Finance Corporation on Form S-3 of our report dated January 18, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual Finance Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/S/ Deloitte & Touche LLP

Tampa, Florida
March 6, 2001